EXHIBIT 23.5


                         CONSENT OF DIRECTOR DESIGNATE


         I hereby consent to the reference to me as a Director Designate of Central Tractor Farm & Country, Inc. in its Registration Statement on Form S-1 relating to the offering of Senior Notes due 2007.




                                        /s/ Steven G. Segal
                                        Steven G. Segal